Exhibit 10.16

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIRD AMENDMENT (this “Amendment”), dated as of May 10, 2010, to the Amended and Restated Credit Agreement, dated as of April 9, 2008 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among HUGHES TELEMATICS, INC., a Delaware corporation (“Borrower”), the lenders party thereto (the “Lenders”), MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as collateral agent. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

RECITALS

A. Borrower, the Administrative Agent, the Lenders and other parties thereto are party to the Credit Agreement.

B. Borrower has requested that the Lenders consent to certain Investments to be made by the Borrower and/or any of its Subsidiaries in the PERS Joint Venture (as defined below).

C. The Lenders signatory hereto are willing to consent to the amendments to the Credit Agreement contained herein, on the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendments to Credit Agreement. As of the Third Amendment Effective Date (as defined below) and subject to the satisfaction of the conditions set forth in Section 2 hereof, the Credit Agreement shall be amended as set forth below:

(a) Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions to Section 1.01, which shall be inserted in the proper alphabetical order.

“PERS Joint Venture” shall mean a corporation, partnership, limited liability company, joint venture or similar legal entity formed by the Borrower or any of its Subsidiaries with a third party or third parties consistent with the terms of the PERS Term Sheet, which such entity shall be primarily engaged directly, or indirectly through its Subsidiaries, in the business of designing, developing, financing and operating a mobile personal emergency response service.

“PERS Term Sheet” shall mean the Shareholder’s Agreement Term Sheet, dated as of November 13, 2009, among the Borrower, Qualcomm Incorporated and American Medical Alert Corp.

“Third Amendment” shall mean that certain Third Amendment to Credit Agreement dated as of May 10, 2010.

(b) The definition of “Permitted Investment” is hereby amended by deleting the word “and” at the end of clause (o), replacing the period at the end of clause (p) with “; and” and adding the following new clause (q) immediately following clause (p):

“(q) Investments in the PERS Joint Venture consisting of the right to access the “Telematics Platform” as described in the PERS Term Sheet in an aggregate value not to exceed $10,500,000, which such Investments shall be consistent with the terms of the PERS Term Sheet and shall not be materially adverse to the Borrower and its Subsidiaries, taken as a whole.”.

2. Effectiveness of this Amendment. This Amendment shall become effective on and as of the date hereof (the “Third Amendment Effective Date”) provided that all of the following conditions precedent have been satisfied:

(a) Amendment. The Administrative Agent shall have received this Amendment duly executed and delivered by Borrower and the Required Lenders;

(b) Costs and Expenses. The Borrower shall have paid all expenses required to be paid under Section 6 of this Amendment for which invoices have been presented (including the reasonable fees and expenses of legal counsel), in connection with this Amendment (or Borrower shall have made arrangements for the payment thereof satisfactory to the Administrative Agent);

(c) Second Lien Credit Agreement Amendment. The Administrative Agent shall have received a copy of a fully executed amendment and consent substantially similar in scope and substance to this Amendment with respect to the Second Lien Credit Agreement dated as of December 17, 2009, among Borrower, Plase HT, LLC, as Administrative Agent and Collateral Agent and the other “Lenders” a party thereto; and

(d) No Default. No Default or Event of Default shall have occurred and be continuing or will result from the execution, delivery or effectiveness of this Amendment.

3. Representations and Warranties. Borrower represents and warrants as follows:

(a) The Borrower is a duly organized and validly existing Business in good standing under the laws of the jurisdiction of its organization, (b) has the requisite Business power and authority to own its property and assets and to transact the business in which it is engaged and (c) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified or authorized which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No certifications by any Governmental Authority are required for operation of the business of the Borrower that are not in place, except for such certifications or agreements, the absence of which would not reasonably be expected to have a Material Adverse Effect.

(b) The Borrower has the Business power and authority to execute, deliver and perform the terms and provisions of the Amendment to which it is party and has taken all necessary Business action to authorize the execution, delivery and performance by it of the Amendment. The Borrower has duly executed and delivered the Amendment to which it is party, and such Amendment constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

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(c) Neither the execution, delivery by the Borrower of the Amendment or the performance by the Borrower of the Credit Agreement (as amended by the Amendment), nor compliance by it with the terms and provisions thereof, (a) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority, except for any such contravention that would not reasonably be expected to have a Material Adverse Effect, (b) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of the Borrower or any of its Restricted Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which the Borrower or any of its Restricted Subsidiaries is a party or by which it or any its property or assets is bound or to which it may be subject except for any such conflict that would not reasonably be expected to have a Material Adverse Effect, (c) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of the Borrower or any of its Subsidiaries or (d) will be subject to any limitation on right or approval from any Governmental Authority.

(d) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for those that have otherwise been obtained or made on or prior to the Third Amendment Effective Date and which remain in full force and effect on the Third Amendment Effective Date), or exemption by, any Governmental Authority is required to be obtained or made by, or on behalf of, the Borrower to authorize, or is required to be obtained or made by, or on behalf of, the Borrower in connection with, (i) the execution, delivery and performance of this Amendment, or (ii) the legality, validity, binding effect or enforceability of the Amendment except where failure to obtain or make the same would not reasonably be expected to have a Material Adverse Effect.

(e) No event has occurred and is continuing or will result from the execution and delivery of this Amendment that would constitute a Default or an Event of Default.

4. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

5. WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

6. Expenses. Without limiting Borrower’s obligations under Section 11.01 of the Credit Agreement, Borrower hereby agrees to reimburse the Administrative Agent for reasonable and documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel, incurred in connection with this Amendment. The provisions of Section 11.05 of the Credit Agreement is hereby incorporated by reference herein as if fully set forth and in full force and effect as if written in full herein.

7. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent. Delivery of an executed counterpart hereof by facsimile or electronic transmission shall be as effective as delivery of any original executed counterpart hereof.

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8. Reference to and Effect on the Credit Documents.

(a) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(b) Except as specifically amended above and as provided for in Section 11 below, the Credit Agreement and all other Credit Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower to the Administrative Agent and the Lenders, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Agent or any other Lender under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents.

(d) To the extent that any terms and conditions in any of the Credit Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

9. Integration. This Amendment, together with the other Credit Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

10. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11. Consent, Acknowledgment and Waiver of the Lenders. Each Lender signatory hereto hereby acknowledges and consents to the Borrower and its Subsidiaries entering into the following transactions and hereby waives any requirements or restrictions set forth in Section 8.06 of the Credit Agreement with respect to such transactions:

(a) the Borrower or any of its Subsidiaries entering into a telematics services agreement with the PERS Joint Venture (as defined in the Credit Agreement as amended by this Amendment) and providing the managed services contemplated thereby on terms consistent with the summary attached as Annex I to the Infrastructure Access Agreement, to be entered into by the Borrower and the PERS Joint Venture (which shall contain substantially the same terms as the draft dated as of May 3, 2010) which such services shall include, among other things, wireless connectivity, billing, portal access and other associated services, subject to agreed upon usage parameters, at rates equal to Borrower’s fully burdened direct and indirect costs for such services as agreed between the parties to the PERS Term Sheet; and

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(b) the Borrower or any of its Subsidiaries entering into and performing any of the transactions contemplated by the PERS Term Sheet; provided that such transactions are otherwise in compliance with all other covenants set forth in the Credit Agreement as modified by this Amendment.

[signature pages follow]

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

HUGHES TELEMATICS INC., a Delaware corporation

By:	/s/ CRAIG KAUFMANN
Name:	Craig Kaufmann
Title:	VP Finance and Treasurer

Morgan Stanley Senior Funding, Inc. as Lender

By:	/s/ ANDREW EARLS
Name:	Andrew Earls
Title:	VP

CRS Fund, Ltd. as Lender
By:	Cyrus Capital Partners, L.P. as Investment Manager
By:	Cyrus Capital Partners GP, LLC as General Partner

By:	/s/ DAVID A. MILICH
Name:	David A. Milich
Title:	COO

Cyrus Opportunities Master Fund II, Ltd. as Lender
By:	Cyrus Capital Partners, L.P. as Investment Manager
By:	Cyrus Capital Partners GP, LLC as General Partner

By:	/s/ DAVID A. MILICH
Name:	David A. Milich
Title:	COO

Cyrus Select Opportunities Master Fund, Ltd. as Lender
By:	Cyrus Capital Partners, L.P. as Investment Manager
By:	Cyrus Capital Partners GP, LLC as General Partner

By:	/s/ DAVID A. MILICH
Name:	David A. Milich
Title:	COO

Crescent 1, L.P. as Lender
By:	Cyrus Capital Advisors, LLC as General Partner

By:	/s/ DAVID A. MILICH
Name:	David A. Milich
Title:	COO

Granite Creek FlexCap I, L.P. as Lender

By:	/s/ BRIAN B. BOORSTEIN
Name:	Brian B. Boorstein
Title:	Managing Member

PLASE HT, LLC as Lender

By:	/s/ MATTHEW NORD
Name:	Matthew Nord
Title:	Vice President

Accepted, Acknowledged and Agreed:

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:	/s/ ANDREW EARLS
Name:	Andrew Earls
Title:	VP

MORGAN STANLEY & CO. INCORPORATED, as Collateral Agent

By:	/s/ ANDREW EARLS
Name:	Andrew Earls
Title:	Managing Director